May 10, 2000





Mr. Mark Green
Division of Corporation Finance
United States Securities
and Exchange Commission
450 Fifth Street, N.W.
Mail Stop 3-10
Washington, D.C.  20549




         Re:    Residential Funding Mortgage Securities II, Inc.
                Registration Statement on Form S-3/A, Amendment No. 1 Commission File No. 333-36244

Dear Mr. Green:

        On behalf of Residential Funding Mortgage Securities II, Inc. (the "Depositor"), we have filed with the Securities and Exchange Commission today (via the EDGAR system) Amendment No. 1 (the "Amendment") to the referenced Registration Statement. A copy of this letter is being transmitted via EDGAR contemporaneously with the filing of the Amendment. Also included is an Acceleration Request of the Depositor, requesting effectiveness at 9:00 a.m. on May 12, 2000 or as soon as practicable thereafter.

        In addition, a paper copy of this letter is being delivered to you via Federal Express together with the Form S-3/A and Part II. Only the appropriate dates and fees have been changed in the Amendment. There are no other changes in the filing from the filing of the Form S-3 previously submitted. Accordingly, we are not enclosing a complete paper copy of this filing.

        If you should have any questions concerning this letter, please do not hesitate to call the undersigned at (212) 912-7450, David Ansel at (212) 912-7881 or Marlo Young at (212) 912-7950.

                                            Very truly yours,

                                            /s/Stephen S. Kudenholdt
                                            Stephen S. Kudenholdt
Enclosures


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